Exhibit 10.9.1

AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made as of the 11th day of November, 2014 (the "Effective Date"), by and between UCB, INC., a Delaware corporation ("Landlord"), and GEOVAX, INC., a Georgia corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord and tenant entered into certain Office and Laboratory Lease dated as of August 31, 2009 (the "Original Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain premises containing 8,430 rentable square feet ("Premises") located in the building located at 1900 Lake Park Drive, Smyrna, Georgia 30080 (the "Building") and more fully described in the Lease; and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease and otherwise amend the Lease on the terms and conditioned contained herein.

NOW, THEREFORE, in consideration of the foregoing of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

1.

Recitals; Definitions. The foregoing recitals are hereby incorporated herein and made a part hereof by this reference. Except as otherwise specified herein, all capitalized terms in this Amendment shall have the meanings assigned thereto in the Lease.

2.	Term: Notwithstanding anything set forth in the Lease to the contrary, the "Expiration Date" of the Lease shall be December 31, 2015, and the Lease shall be deemed amended hereby.

3.

Renewal Option: Tenant shall have two (2) separate options (an "Option") to extend the Term of this Lease for one (1) year each (the "Extension Terms") on the same terms and conditions contained herein, provided: (i) each Option shall be exercised by the Tenant by giving written notice of its exercise thereof to the Landlord no later than one hundred twenty (120) days prior to the expiration of the then applicable Term, (ii) both at the time of the giving of notice and at the expiration of the then applicable Term of this Lease, there are no outstanding uncured defaults in the covenants, agreements, terms and conditions on the part of Tenant to be kept and performed, (iii) the Base Rent for such Extension Terms shall be as set forth below, and (iv) both at the time of the giving of notice and at all times during the Extension Term, UCB, Inc. is or will be the fee owner of the Building. It being the understanding of the parties that this Section 3 shall be of no further force and effect in the event that UCB, Inc. is no longer the fee owner of the Building or will no longer be the fee owner of the Building during the Extension Term. Landlord shall give Tenant not less than one hundred eighty (180) days advanced notice of its intent to sell the Building.

4.	Base Rental Rate. The "Base Rental Rate" for the period from January 1, 2015 through December 31, 2015 and the Extension Terms shall be as follows:

Lease Year	Rental Rate	Annual Base Rental	Monthly Base Rental
1/1/15 – 12/31/15	$17.33	$146,091.96	$12,174.33
1/1/16 – 12/31/16 (1st Extension Term)	$17.68	$149,042.40	$12,420.20
1/1/17 – 12/31/17 (2nd Extension Term)	$18.03	$151,992.96	$12,666.08

5.

Operating Expenses. Effective as of January 1, 2015, the "Base Year" shall be reset and shall thereafter mean the 2014 calendar year. As such, from and after January 1, 2105, Tenant shall pay any incremental increase in Operating Expense over and above the 2014 Base Year.

6.

Condition of the Premise. Tenant acknowledges and agrees that it is leasing the Premises on an "as-is" basis and Landlord has made no representations or warranties with respect to the Premises or Tenant's ability to use the same for its intended purposes. Any alterations to the Premises shall be made at the sole cost and the sole risk of the Tenant in accordance with the terms of the Lease.

7.

Brokerage Commission. Landlord and Tenant each represent and warrant to the other that no broker has been employed in carrying on any negotiations relating to this Amendment other than Avison Young ("Broker") who represent Tenant. Landlord and Tenant shall each indemnify and hold harmless the other from any claim breach of the foregoing representation and warranty. Landlord shall be responsible for any commission due the Broker pursuant to a separate written agreement.

8.

Representation. Tenant hereby represents and warrants to Landlord that Tenant has full power and authority to execute and perform this Amendment and has taken all action necessary to authorize the execution and performance of this Amendment. Landlord hereby represents and warrants to Tenant that Landlord has full power and authority to execute and perform this Amendment and has taken all action necessary to authorize the execution and performance of this Amendment.

9.

Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns (except as expressly otherwise provided in the Lease), and (b) shall be governed by and construed in accordance with the laws of Georgia. This Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Amendment. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be equally as effective as delivery of an original counterpart of this Amendment.

10.	Ratification. Except as expressly amended by this Amendment, all other terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first hereinabove written.

LANDLORD:

UCB, INC., a Delaware corporation

By: _______________________________

Name:

Title:

By: _______________________________

Name:

Title:

[CORPORATE SEAL]

TENANT:

GEOVAX, INC., a Georgia corporation

By _______________________________

Name:

Title:

[CORPORATE SEAL]

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